8x8, Inc. Reports First Quarter Fiscal 2020 Financial Results

Service revenue increased 18% year-over-year

Mid-market and enterprise ARR grew 39% year-over-year

Channel bookings grew 86% year-over-year

SAN JOSE, CA. - July 30, 2019 - 8x8, Inc. (NYSE: EGHT), a leading cloud provider of voice, video, chat, contact center and enterprise-class API solutions powered by one global communications platform, today reported financial results for the first quarter of fiscal 2020 ended June 30, 2019.

First Quarter Fiscal 2020 Financial Results:

•	Total revenue increased 16% year-over-year to $96.7 million.

•	Service revenue increased 18% year-over-year to $92.4 million.

•	GAAP net loss was $34.3 million or $(0.36) per diluted share.

•	Non-GAAP net loss was $14.0 million or $(0.14) per diluted share.

"We had a strong first quarter with combined mid-market and enterprise ARR growth of 39% year-over-year, channel bookings growth of 86%, and we exceeded the high-end of our guidance on all key financial metrics," said Vik Verma, Chief Executive Officer at 8x8, Inc. "Additionally, with the recent acquisition of Wavecell, the leader in communication platform-as-a-service (CPaaS) in Southeast Asia, our combined vision now includes API services for messaging, data and analytics, video, voice and contact center capabilities. This will give our customers a full platform of communications capabilities and insights to build highly personalized interactions with their end customers, all tightly integrated into their apps, mobile apps and websites. No other cloud-based communications provider has one integrated technology platform with voice, chat, video, team messaging, and contact center capabilities. No other CPaaS provider has the ability to deliver this breadth of APIs. Our fully-owned technology platform uniquely positions 8x8 to disrupt the $60 billion total addressable market that’s rapidly moving to the cloud."

Q1 F2020 Business Metrics and Company Highlights:

Financial and Business Metrics

•
Bookings greater than $100K ARR: The Company closed 28 new customer deals in the first quarter of fiscal 2020 with ARR (annual recurring revenue) greater than $100,000. These deals represented 31% of new bookings for the quarter, compared with 26% of new bookings in the same period last year.

•	Total ARR greater than $100K: The Company had 449 customers that generated ARR greater than $100,000, compared with 299 customers in the same period last year, a 50% growth year-over-year.

•	Strong ARR growth by customer size:

◦	Small Business customers (defined as companies whose revenue is less than $50 million) comprised 62% of total ARR which grew 12% year-over-year.

◦	Mid-market customers (defined as companies whose revenue is between $50 million and $1 billion) comprised 25% of total ARR which grew 32% year-over-year.

◦	Enterprise customers (defined as companies whose revenue is more than $1 billion) comprised 14% of total ARR which grew 52% year-over-year.

•	Channel bookings grew 86% year-over-year and represented 57% of new bookings.

•	GAAP gross margin was 61%, compared with 63% in the same period last year. Non-GAAP gross margin was 64%, compared with 66% in the same period last year.

•	GAAP service margin was 65%, compared with 69% in the same period last year. Non-GAAP service margin was 69%, compared with 71% in the same period last year.

•	Cash used in operating activities was $20.5 million. Cash, restricted cash and investments were $326.3 million at June 30, 2019.

The Company is introducing additional financial and operating metrics in order to provide investors with incremental insights into the Company’s performance. Beginning with the reporting of the first quarter of fiscal 2020, the Company is providing information on two new metrics, total annual recurring revenue (ARR) and average annual service revenue per customer, as follows:

•	Total ARR: The Company's total annual recurring revenue is $332.4 million, an increase of 21% from the same period last year.

•	Average annual service revenue per customer:

◦	Small business was $4,726, compared with $4,552 in the same period last year, a 4% increase year-over-year.

◦	Mid-market was $37,527, compared with $31,924 in the same period last year, an 18% increase year-over-year.

◦	Enterprise was $154,901, compared with $129,010 in the same period last year, a 20% increase year-over-year.

Please note that going forward the Company will be reporting annual revenue metrics in place of monthly metrics. These new metrics are included in a financial and operating metrics worksheet that is posted on the Company’s investor relations website.

Product Innovation Highlights

•
Announced acquisition of Wavecell on July 17, 2019, Asia Pacific’s leading communications platform for communications platform-as-a-service (CPaaS). Further extends 8x8’s technology advantage as the only fully-owned, cloud technology platform with unified communications (UCaaS), contact center (CCaaS), video (VCaaS) and CPaaS solutions able to natively offer both pre-packaged communications, contact center and video solutions and open APIs to embed communications into an organization’s core business processes.

•	Launched 8x8 Managed Technical Services, a fully managed service for network optimization that combines SD-WAN along with premium customer support.

•	Announced availability of 8x8 Express, a complete self-service business phone system for purchase on 8x8's e-commerce store.

•	New integrated 8x8 Meetings, a cloud-based video collaboration solution based on Jitsi technology, with high-definition video conferencing accessible on mobile and desktop devices.

•
Added new capabilities to 8x8 Contact Center including AI-enabled self-service, automatic speech recognition, and Expert Finder interoperability with more than 24 third-party messaging platforms such as Slack and Google Hangouts.

•	Added eight new patents in the quarter for a total of 191 patents awarded.

Q2 and F2020 Financial Outlook:

For fiscal 2020, the Company is providing the following guidance inclusive of the Wavecell acquisition which closed on July 17, 2019:

Second Quarter Fiscal 2020 Financial Outlook:

•	Total Revenue guidance in the range of $106.0 million to $107.0 million, representing approximately 24% to 25% year-over-year growth.

•	Service Revenue guidance in the range of $102.5 million to $103.5 million, representing approximately 26% to 27% year-over-year growth.

•	Non-GAAP Pre-Tax Loss guidance of approximately $16.5 million.

Full-Year Fiscal 2020 Financial Outlook:

•	The Company raises total revenue guidance from approximately $418.0 million to approximately $438.0 million, representing approximately 24% year-over-year growth.

•	The Company raises service revenue guidance from approximately $400.0 million to approximately $420.0 million, representing approximately 26% year-over-year growth.

•	The Company updates non-GAAP pre-tax loss guidance to be approximately $53 million.

We do not reconcile our forward-looking estimates of non-GAAP net income (loss) to the corresponding GAAP measures of GAAP net income (loss) due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses we exclude. For example, although future hiring and retention needs may be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. Similarly, impairments and other non-recurring items are difficult to predict as they may depend on future events and external factors outside the Company's control. The actual amounts of these excluded items could have a significant impact on the Company's GAAP net income (loss). Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort.

Conference Call Information:

Management will host a conference call to discuss earnings results on July 30, 2019 at 2 p.m. Pacific Time (5 p.m. Eastern Time). The call is accessible via the following numbers and webcast link:

Dial In:	(844) 343-9040 Domestic or (647) 689-5131 International; Conference ID #8189139
Replay:	(800) 585-8367 Domestic or (416) 621-4642 International; Conference ID #8189139
Webcast:	http://investors.8x8.com

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available until August 20, 2019. The webcast will be archived on 8x8's website for a period of 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading cloud provider of voice, video, chat, contact center and enterprise-class API solutions powered by one global communications platform. 8x8 empowers workforces worldwide to connect individuals and teams so they can collaborate faster and work smarter. Real-time business analytics and intelligence provide businesses unique insights across all interactions and channels so they can delight end-customers and accelerate their business. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter, and Facebook.

Non-GAAP Measures:

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing the Company's financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

The Company has defined non-GAAP net income (loss) as net income (loss) under GAAP, plus amortization of acquired intangible assets, stock-based compensation, certain other income and expenses, and the provision for income taxes. Amortization of acquired intangible assets is excluded because it is a non-cash expense that management does not consider part of ongoing operations when assessing the Company's financial performance. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. Certain other income and expense items, such as acquisition-related expenses, certain severance expenses and expenses for tax or litigation risks, have been excluded because management considers them one-time events or otherwise not indicative of trends in the Company's ongoing operations. The Company has also excluded costs associated with its Coleman lease assignment.

GAAP tax provision for income taxes has been excluded as management does not consider taxes in its analysis of the performance of ongoing operations. Due to the Company's history of tax losses and full valuation allowance against deferred tax assets, future GAAP and Non-GAAP effective tax rates are limited to current taxes in certain US states and foreign jurisdictions. The Company reports these current taxes as reduction from Non-GAAP pretax net income (loss) to derive Non-GAAP net income (loss) after taxes.

The Company defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average basic or diluted shares outstanding which includes the effect of potentially dilutive stock options and awards.

Management believes that such exclusions facilitate comparisons to the Company's historical operating results and to the results of other companies in the same industry, and provides investors with information that management uses in evaluating the Company's performance on a quarterly and annual basis.

Although these non-GAAP financial measures adjust expenses, they should not be viewed as a pro forma presentation reflecting the elimination of the underlying share-based compensation programs, which are an important element of the Company's compensation structure. GAAP requires that all forms of share-based payments should be valued and included in the results of operations.

We disclose these non-GAAP financial measures to the public as an additional means by which investors can assess our performance. These non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors.

These factors include, but are not limited to:

•	customer acceptance and demand for our cloud communication and collaboration services, including voice, contact center, video, messaging, and communication APIs,

•	competitive pressures, and any changes in the competitive dynamics of the markets in which we compete,

•	the quality and reliability of our services,

•	customer cancellations and rate of churn,

•	our ability to scale our business,

•	customer acquisition costs,

•	our reliance on infrastructure of third-party network services providers,

•	risk of failure in our physical infrastructure,

•	risk of defects or bugs in our software,

•	our ability to maintain the compatibility of our software with third-party applications and mobile platforms,

•	continued compliance with industry standards and regulatory requirements in the United States and foreign countries in which we make our software solutions available, and the costs of such compliance,

•	the timing, extent and results of sales and use tax audits,

•
risks relating to the acquisition and integration of businesses we have acquired (most recently, Wavecell Pte. Ltd.) or may acquire in the future, particularly if the acquired business operates in a different market space from us or is based in a region where we do not have significant operations,

•	the amount and timing of costs associated with recruiting, training and integrating new employees,

•	timing and extent of improvements in operating results from increased spending in marketing, sales, and research and development,

•	introduction and adoption of our cloud software solutions in markets outside of the United States,

•	risk of cybersecurity breaches and other unauthorized disclosures of customer data,

•	general economic conditions that could adversely affect our business and operating results,

•	implementation and effects of new accounting standards and policies in our reported financial results, and

•	potential future intellectual property infringement claims and other litigation that could adversely affect our business and operating results.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

8x8, Inc.

Investor Relations:
Victoria Hyde-Dunn
1-669-333-5200
victoria.hyde-dunn@8x8.com

or

Media:
John Sun
1-408-692-7054
john.sun@8x8.com

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30,
	2019	2018
Service revenue	$92,372	$78,121
Product revenue	4,303	5,104
Total revenue	96,675	83,225

Cost of revenue and operating expenses:
Cost of service revenue	31,967	24,549
Cost of product revenue	5,724	6,281
Research and development	18,331	13,050
Sales and marketing	53,599	40,495
General and administrative	19,607	14,833
Total operating expenses	129,228	99,208
Loss from operations	(32,553)	(15,983)
Other (expense) income, net	(1,564)	719
Loss before provision for income taxes	(34,117)	(15,264)
Provision for income taxes	148	91
Net loss	$(34,265)	$(15,355)

Net loss per share:
Basic and diluted	$(0.36)	$(0.16)

Weighted average number of shares:
Basic and diluted	96,429	93,064

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30, 2019	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$269,025	$276,583
Short-term investments	27,486	69,899
Accounts receivable, net	23,361	20,181
Deferred sales commission costs	16,815	15,601
Other current assets	20,441	15,127
Total current assets	357,128	397,391
Property and equipment, net	57,717	52,835
Operating lease, right-of-use assets	18,058	—
Intangible assets, net	10,125	11,680
Goodwill	39,403	39,694
Long-term investments	21,667	—
Restricted cash	8,100	8,100
Deferred sales commission costs, non-current	36,843	33,693
Other assets	9,452	2,965
Total assets	$558,493	$546,358
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$32,723	$32,280
Accrued compensation	22,088	18,437
Accrued taxes	11,602	13,862
Operating lease liabilities, current	7,063	—
Deferred revenue	4,088	3,336
Other accrued liabilities	11,270	6,790
Total current liabilities	88,834	74,705

Operating lease liabilities, non-current	12,044	—
Convertible senior notes, net	219,208	216,035
Other liabilities, non-current	8,260	6,228
Total liabilities	328,346	296,968

Stockholders' equity:
Common stock	97	96
Additional paid-in capital	522,501	506,949
Accumulated other comprehensive loss	(7,884)	(7,353)
Accumulated deficit	(284,567)	(250,302)
Total stockholders' equity	230,147	249,390
Total liabilities and stockholders' equity	$558,493	$546,358

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(34,265)	$(15,355)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	2,325	2,061
Amortization of intangible assets	1,524	1,432
Amortization of capitalized software	3,805	1,685
Amortization of debt discount and issuance costs	3,173	—
Amortization of deferred sales commission costs	4,189	3,253
Amortization of right-of-use asset	2,085	—
Non-cash lease expenses	—	1,200
Stock-based compensation expense	13,597	8,911
Other	1,026	372
Changes in assets and liabilities:
Accounts receivable, net	(3,765)	(1,497)
Deferred sales commission costs	(8,707)	(5,052)
Other current and non-current assets	(5,740)	(419)
Accounts payable and accruals	(588)	3,905
Deferred revenue	832	293
Net cash (used in) provided by operating activities	(20,509)	789

Cash flows from investing activities:
Purchases of property and equipment	(1,984)	(1,223)
Purchase of business	—	(2,625)
Cost of capitalized software	(7,738)	(5,112)
Proceeds from maturities of investments	4,600	18,400
Proceeds from sales of investments	29,793	11,914
Purchases of investments	(13,500)	(19,534)
Net cash provided by investing activities	11,171	1,820

Cash flows from financing activities:
Finance lease payments	(130)	(277)
Tax-related withholding of common stock	(23)	(229)
Proceeds from issuance of common stock under employee stock plans	1,520	1,007
Net cash provided by financing activities	1,367	501

Effect of exchange rate changes on cash	413	(256)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(7,558)	2,854

Cash, cash equivalents and restricted cash, beginning of period	284,683	39,803
Cash, cash equivalents and restricted cash, end of period	$277,125	$42,657

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts; unaudited)

	Three Months Ended June 30,
Reconciliation of GAAP to Non-GAAP Expenses:	2019		2018
GAAP cost of service revenue	$31,967		$24,549
Amortization of acquired intangible assets	(1,310)		(1,110)
Stock-based compensation expense	(1,731)		(1,026)
Non-GAAP cost of service revenue	$28,926		$22,413
Non-GAAP service margin (as a percentage of service revenue)	$63,446	68.7%	$55,708	71.3%

GAAP and Non-GAAP cost of product revenue	$5,724		$6,281
Non-GAAP product margin (as a percentage of product revenue)	$(1,421)	-33.0%	$(1,177)	-23.1%

Non-GAAP gross margin (as a percentage of revenue)	$62,025	64.2%	$54,531	65.5%

GAAP research and development	$18,331		$13,050
Stock-based compensation expense	(3,864)		(2,194)
Acquisition costs	(11)		—
Non-GAAP research and development (as a percentage of revenue)	$14,456	15.0%	$10,856	13.0%

GAAP sales and marketing	$53,599		$40,495
Amortization of acquired intangible assets	(214)		(322)
Stock-based compensation expense	(3,921)		(2,398)
Non-GAAP sales and marketing (as a percentage of revenue)	$49,464	51.2%	$37,775	45.4%

GAAP general and administrative	$19,607		$14,833
Stock-based compensation expense	(4,081)		(3,293)
Acquisition costs	(1,222)		—
Non-recurring items	(722)		(1,501)
Non-GAAP general and administrative (as a percentage of revenue)	$13,582	14.0%	$10,039	12.1%

	Three Months Ended June 30,
	2019		2018
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss:
GAAP net loss	$(34,265)		$(15,355)
Amortization of acquired intangible assets	1,524		1,432
Stock-based compensation expense	13,597		8,911
Acquisition costs	1,233		—
Debt amortization expense	3,173		—
Non-recurring items in operating expenses	722		1,501
Provision for income taxes	148		91
Non-GAAP net loss before taxes (as a percentage of revenue)	$(13,868)	(14.3)%	$(3,420)	(4.1)%
Non-GAAP tax expense (1)	148		91
Non-GAAP net loss after taxes (as a percentage of revenue)	$(14,016)	(14.5)%	$(3,511)	(4.2)%

(1) The non-GAAP tax provision in fiscal years 2020 and 2019 do not have deferred income tax impact due to the full valuation allowance applied against deferred tax assets. The non-GAAP effective tax is based on current taxes for certain US states and foreign jurisdictions.

Shares used in computing non-GAAP net loss per share:
Basic and Diluted	96,429		93,064

GAAP net loss per share - Basic and Diluted	$(0.36)		$(0.16)
Non-GAAP net loss before taxes per share - Basic and Diluted	$(0.14)		$(0.04)